Exhibit 99.1

Please Contact:
Paul M. Meurer
Executive Vice President,
Chief Financial Officer & Treasurer
(760) 741-2111, ext. 1109

REALTY INCOME COMPLETES $462 MILLION IN THIRD QUARTER ACQUISITIONS
Updates 2011 Acquisitions Outlook and Comments on Friendly’s Ice Cream Reorganization
Updates Earnings Guidance for 2011 and Initiates Guidance for 2012

ESCONDIDO, CALIFORNIA, October 5, 2011….Realty Income Corporation (Realty Income), the Monthly Dividend Company®, (NYSE: O), announced today that during the third quarter of 2011, the Company invested approximately $462 million in 89 properties. The properties are located in 15 states and are 100% leased to nine tenants in seven different industries, with an initial average lease yield of approximately 8.1%.

Commenting on these acquisitions, Tom A. Lewis, Chief Executive Officer stated, “We are pleased to have acquired these properties leased to a diverse group of tenants. This brings our total completed acquisitions during the first three quarters of 2011 to $826 million. These immediately accretive acquisitions will further diversify our property portfolio and will provide us with increased lease revenue from which to pay monthly dividends.”

2011 Acquisitions Outlook
Realty Income further disclosed that it anticipates real estate portfolio acquisitions should exceed $850 million during 2011. The Company had previously announced estimated acquisition volume of $600 to $800 million for the year. Realty Income also anticipates that the Company’s initial average contractual lease yield on its total investments under long-term net lease agreements, made during 2011, should be approximately 8.0%.

Property Portfolio Update
On October 5, 2011, Friendly’s Ice Cream, one of Realty Income’s tenants, filed for voluntary reorganization under Chapter 11 Federal Bankruptcy Laws. Friendly’s leases 121 properties from Realty Income that, as of September 30, 2011, represented 3.6% of Realty Income’s rental revenue. In its filing, Friendly’s rejected the leases on only 15 of Realty Income’s 121 properties, representing approximately $1.3 million annualized rent. Any properties returned to Realty Income will be immediately available for re-lease to other tenants. The Company views the reorganization of any one of its 135 tenants to be a “normal course of business” event. Since its listing on the New York Stock Exchange in 1994, Realty Income has had 23 of its tenants make similar filings and has historically retained a significant portion of the tenant’s pre-filing rent. Further, the Company believes that the majority of the properties it leases to Friendly’s are “profitable stores” for the Friendly’s restaurant chain. As such, the Company anticipates that the majority of the properties should remain under lease, and that any stores that are vacated as a result of the filing will not have a material impact on Realty Income’s operations, or on its ability to pay and increase the amount of the monthly dividend. The anticipated impact of this filing, as well as any other anticipated tenant issues, have been included in the Company’s 2011 and 2012 earnings guidance in this release.

2011 Earnings Update and Initiation of 2012 Earnings Guidance
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, and charges for property impairments.

2011 Estimates
Realty Income estimates that 2011 FFO per share should range from $1.97 to $1.98 per share, an increase of 7.7% to 8.2% over 2010 FFO per share of $1.83. FFO per share for 2011 is based on an estimated net income per share range of $1.13 to $1.14 plus estimated real estate depreciation of $0.90 and reduced by potential gains on sales of investment properties of $0.06 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2011 Adjusted Funds from Operations (AFFO) should range from $2.01 to $2.02 per share, an increase of 8.1% to 8.6% over 2010 AFFO per share of $1.86. AFFO per share estimates for 2011 are based on adding back items to FFO totaling approximately $0.08, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of approximately $0.04 over FFO.

2012 Estimates
The Company estimates that 2012 FFO per share should range from $2.07 to $2.11 per share, an increase of 4.5% to 7.1% over 2011 estimated FFO per share of $1.97 to $1.98. Per share FFO for 2012 is based on an estimated net income per share range of $1.17 to $1.21 plus estimated real estate depreciation of $0.95 and reduced by potential gains on sales of investment properties of $0.05 per share (in accordance with NAREIT’s definition of FFO).

The Company estimates that 2012 Adjusted Funds from Operations (AFFO) should range from $2.11 to $2.16 per share, an increase of 4.5% to 7.5% over 2011 estimated AFFO per share of $2.01 to $2.02. Per share AFFO estimate for 2012 is based on adding back items to FFO totaling $0.08 to $0.09, that reduce net income in accordance with Generally Accepted Accounting Principles (GAAP), and deducting capitalized expenditures and straight-line rent revenue items totaling approximately $0.04, for a net increase of $0.04 to $0.05 over FFO.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO for unique revenue and expense items which are not pertinent to the measurement of our ongoing operating performance.

Included in the 2011 and 2012 FFO and AFFO estimates is the anticipated impact of the Friendly’s Ice Cream reorganization filing. In addition, the Company has included the potential impact of one or more of its other tenants, equating to 5% of its portfolio rents, filing similar reorganizations during 2012. While Realty Income has not identified which, if any, tenants might make such a filing, the Company believes it is prudent to make such an assumption given recent developments in the United States economy.

Realty Income has historically been comfortable with an AFFO dividend payout ratio that is between 85% to 90%. In recent history, the Company has increased its monthly dividend, on a quarterly basis, in the amount of $0.0003125, or about 1.0% annually. To the extent that Realty Income’s AFFO dividend payout ratio goes below 85%, absent mitigating circumstances, the Company could accelerate dividend increases in order to maintain its dividend payout ratio within the 85% - 90% range. Dividend payments, however, are made only when declared by the Board of Directors after reviewing Realty Income’s financial condition each month. In addition, past performance is no guarantee of future performance, and there is also no guarantee that Realty Income will continue to increase its dividend in future quarters or choose to increase its dividend above the 85% payout ratio should that circumstance occur.

About the Company
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. To date, the Company has paid 494 consecutive monthly dividend payments throughout its 42-year operating history. The monthly income is supported by the cash flow from over 2,600 properties owned under long-term lease agreements with over 130 leading regional and national retail chains and other commercial enterprises. The Company is an active buyer of commercial properties nationwide. Additional information about the Company can be obtained from the corporate website at www.realtyincome.com.

Consistent with Realty Income’s disclosure policy, the Company does not disclose the lease rate on an individual tenant transaction. Lease rates, terms, and conditions are competitive in nature and are a major component of the Company’s new business development program. The Company believes the disclosure of individual rate negotiations would be damaging to its competitive position and its ability to complete new property acquisitions. As in the past, Realty Income will announce its blended lease rate and lease terms, on a cumulative basis, in the Company’s quarterly press release on operations.

Forward-Looking Statements
Statements in this press release, which are not strictly historical, are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of the Company’s subsidiary, Crest Net Lease, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors:
Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or through the Internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.